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                                                                     EXHIBIT 5.1

          Stradling Yocca Carlson & Rauth
             A PROFESSIONAL CORPORATION              SAN FRANCISCO OFFICE
                  ATTORNEYS AT LAW             44 MONTGOMERY STREET, SUITE 2950
        660 NEWPORT CENTER DRIVE, SUITE 1600    SAN FRANCISCO, CALIFORNIA 94104
        NEWPORT BEACH, CALIFORNIA 92660-6441        TELEPHONE  (415) 765-9180
              TELEPHONE (949) 725-4000              FACSIMILE  (415) 765-9187
              FACSIMILE (949) 725-4100



                                October 7, 1998

Powerwave Technologies, Inc.
2026 McGaw Avenue
Irvine, California 92614

          Re: Registration Statement on Form S-8 (Director Stock Option Plan and 1996 Stock Incentive Plan)

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Powerwave Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 200,000 shares of the Company's common stock, $.0001 par value ("Common Stock"), issuable under the Company's Director Stock Option Plan (the "Director Plan") and 1,500,000 shares of the Company's Common Stock issuable under the 1996 Stock Incentive Plan (the "1996 Plan").

     We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

     Based on the foregoing, it is our opinion that:

     1. Stock options, when issued in accordance with the Director Plan and 1996 Plan, will be legally issued and binding obligations of the Company; and

     2. 1,700,000 shares of Common Stock, when issued under the Director Plan and 1996 Plan and against full payment therefor in accordance with the respective terms and conditions of the Director Plan and 1996 Plan, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ STRADLING YOCCA CARLSON & RAUTH